CERTIFICATE OF INCORPORATION
OF
UNITED TECHNOLOGIES MICROELECTRONICS CENTER, INC.

1.	The name of the corporation is UNITED TECHNOLOGIES MICROELECTRONICS CENTER, INC.

2.
The address of its registered  office in the State of Delaware is No. 100 West Tenth Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

3.	The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

4.
The total number of shares of stock which the corporation shall have authority to issue is one thousand (1,000) and the par value of each of such shares is One Dollar ($1.00) amounting in the aggregate to One Thousand Dollars ($1,000.00).

5A.	The name and mailing address of each incorporator is as follows:

NAME	MAILING ADDRESS
K. L. Husfelt	100 West Tenth Street
Wilmington, Delaware 19801
B. A. Schuman	100 West Tenth Street
Wilmington, Delaware 19801
E. L. Kinsler	100 West Tenth Street
Wilmington, Delaware 19801

5B. The name and mailing address of each person who is to serve as a director until the first annual meeting of the stockholders or until a successor is elected and qualified, is as follows:

NAME	MAILING ADDRESS
Harry J. Gray	United Technologies Corporation
Hartford, Connecticut 06101
Alexander M. Haig	United Technologies Corporation
Hartford, Connecticut 06101
Stillman B. Brown	United Technologies Corporation
Hartford, Connecticut 06101
Edward W. Large	United Technologies Corporation
Hartford, Connecticut 06101
Peter L. Scott	United Technologies Corporation
Hartford, Connecticut 06101
L. J. Sevin	Mostek Corporation
1215 West Crosby Road
Carrollton, Texas 75006

6. The corporation is to have perpetual existence.

7. In furtherance and not in limitation of the powers conferred by statute, the board of directors is expressly authorized to make, alter or repeal the by-laws of the corporation.

8. Elections of directors need not be by written ballot unless the by-laws of the corporation shall so provide.

Meetings of stockholders may be held within or without the State of Delaware, as the by-laws may provide. The books of the corporation may be kept (subject to any provision contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the board of directors or in the by-laws of the corporation.

9. The corporation reserves the right to amend, alter, change or repeal any provision contained in this certificate of incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

WE, THE UNDERSIGNED, being each of the incorporators hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, do make this certificate, hereby declaring and certifying that this is our act and deed and the facts herein stated are true, and accordingly have hereunto set our hands this 2nd day of July, 1980.

/s/ K. L. Husfelt
K. L. Husfelt

/s/ B. A. Schuman
B. A. Schuman

/s/ E. L. Kinsler
E. L. Kinsler

CERTIFICATE OF AMENDMENT
OF
CERTIFICATE OF INCORPORATION

United Technologies Microelectronics Center, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:

FIRST:  That the Board of Directors of said corporation, by the unanimous written consent of its members, adopted the following a resolution:

RESOLVED, the Board of Directors declares it advisable to change the name of the Corporation and proposes the Certificate of Incorporation of United Technologies Microelectronics Center, Inc. be amended by changing the First Article thereof so that, as amended, said Article shall be and read as follows:

The name of the corporation is: UTMC Microelectronic Systems Inc.

SECOND: That in lieu of a meeting and vote of shareowners, the sole shareowner has given its written consent to said amendment in accordance with the provisions of Section 228 of the General Corporation Law of the State of Delaware.

THIRD: That the aforesaid amendment was duly adopted in accordance with the applicable provisions of Sections 242 and 228 of the General Corporation Law of the State of Delaware.

The Certificate of Incorporation shall be effective on filing.

IN WITNESS WHEREOF, said United Technologies Microelectronics Center, Inc. has caused this certificate to be signed by and attested by Charles H. Ide, its President and Yaropolk R. Hladkyj, its Secretary, this 4th day October 1996.

United Technologies Microelectronics Center, Inc.

/s/ Charles H. Ide
Charles H. Ide
President

ATTEST:

/s/ Yaropolk R. Hladkyj
Yaropolk R. Hladkyj

CERTIFICATE OF MERGER
OF
HAMILTON STANDARD COMMERCIAL AIRCRAFT ELECTRONICS, INC.
INTO
UTMC MICROELECTRONIC SYSTEMS INC.

The undersigned corporation organized and existing under and by virtue of the General Corporation Law of Delaware, does hereby certify:

1. That the name and state of incorporation of each constituent corporation of the merger in as follows:

NAME	STATE OF INCORPORATION
UTMC Microelectronic Systems Inc.	Delaware
Hamilton Standard Commercial Aircraft Electronics, Inc.	Delaware

2. That an agreement of merger, effective December 31, 1996, between the parties to the merger (hereinafter "Agreement of Merger") has been approved, adopted, certified, executed and acknowledged by each of the constituent corporations in accordance with the requirements of Section 251 of the General Corporation Law of Delaware.

3. That the name of the surviving corporation of the merger is UTMC Microelectronic Systems Inc.

4. That the Certificate of Incorporation of UTMC Microelectronic Systems Inc., the surviving corporation, shall be the Certificate of Incorporation of UTMC Microelectronic Systems Inc., the constituent corporation, as in effect on the date of the merger.

5. That the executed Agreement of Merger is on file at the principal place of business of UTMC Microelectronic Systems Inc., the surviving corporation, located at 4350 Centennial Boulevard, Colorado Springs, CO 80907. The Agreement of Merger has been furnished to the shareowner of both constituent corporations.

6. The effective date of this certificate is January 1, 1997

UTMC Microelectronic Systems Inc.

/s/ Charles H. Ide
Charles H. Ide
President

CERTIFICATE OF AMENDMENT
OF THE CERTIFICATE OF INCORPORATION OF
UTMC MICROELECTRONIC SYSTEMS INC.

UTMC MICROELECTRONIC SYSTEMS INC., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:

FIRST: That at a meeting of the Board of Directors of UTMC MICROELECTRONIC SYSTEMS INC., resolutions were adopted setting forth a proposed amendment to the Certificate of Incorporation of said corporation, declaring said amendment to be advisable and calling a meeting of the stockholders of the corporation for consideration thereof.

SECOND: That thereafter, pursuant to resolution of its Board of Directors, a Special Meeting of Stockholders of said corporation was duly called and held, upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware, at which meeting the necessary number of shares as required by statute were voted in favor of the following amendment:

RESOLVED, that the Certificate of Incorporation of this corporation be amended by changing Article 1 of the Company's Certificate of Incorporation, so that, as amended said Article shall be and read as follows:

"1. The name of the corporation is AEROFLEX UTMC MICROELECTRONIC SYSTEMS INC."

THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, said UTMC MICROELECTRONIC SYSTEMS INC. has caused this certificate to be signed by Charles H. Ide, its President and Leonard Borow, its Secretary, this 1st day of May, 2000.

UTMC MICROELECTRONIC SYSTEMS INC.

/s/ Charles H. Ide
Charles H. Ide, President

ATTEST:

By:	/s/ Leonard Borow
Leonard Borow, Secretary

CERTIFICATE OF MERGER
OF
AEROFLEX TRILINK CORP.
INTO
AEROFLEX UTMC MICROELECTRONIC SYSTEMS INC.

The undersigned corporation organized and existing under and by virtue of the General Corporation Law of Delaware.

DOES HEREBY CERTIFY:

FIRST: That the name and state of incorporation of each of the constituent corporations of the merger is as follows:

NAME	STATE OF INCORPORATION

Aeroflex TriLink Corp.	California
Aeroflex UTMC Microelectronic Systems Inc.	Delaware

SECOND: That an agreement of Merger between the parties to the merger has been approved, adopted, certified, executed and acknowledged by each of the constituent corporations in accordance with the requirements of section 252 of the General Corporation Law of Delaware.

THIRD: That the name of the surviving corporation of the merger is Aeroflex UTMC Microelectronic Systems Inc., a Delaware corporation.

FOURTH: That the Certificate of Incorporation of Aeroflex UTMC Microelectronic Systems Inc., a Delaware corporation which is surviving the merger, shall be the Certificate of Incorporation of the surviving corporation.

FIFTH: That the executed Agreement of Merger is on file at an office of the surviving corporation, the address of which is 35 South Service Road, Plainview, New York, 11803,

SIXTH: That a copy of the Agreement of Merger will be furnished by the surviving corporation, on request and without cost, to any stockholder of any constituent corporation.

SEVENTH: The authorized capital stock of each foreign corporation which is a party to the merger is as follows:

Corporation	Class	Number of Shares	Par value per share
Aeroflex TriLink Corp.	common	2,850,000	none

EIGHTH: That this Certificate of Merger shall be effective on June 30, 2002.

Dated: June 27, 2002

/s/ Michael Gorin
Aeroflex UTMC Microelectronic Systems Inc.

By:	Michael Gorin
Vice President

CERTIFICATE OF AMENDMENT
OF THE CERTIFICATE OF INCORPORATION OF
AEROFLEX UTMC MICROELECTRONIC SYSTEMS INC.

AEROFLEX UTMC MICROELECTRONIC SYSTEMS INC., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:

FIRST: That at a meeting of the Board of Directors of AEROFLEX UTMC MICROELECTRONIC SYSTEMS INC., resolutions were adopted setting forth a proposed amendment to the Certificate of Incorporation of said corporation, declaring said amendment to be advisable and calling a meeting of the stockholders of the corporation for consideration thereof.

SECOND: That in lieu of a meeting and vote of stockholders, the sole stockholder has given its written consent to adopt the following amendment in accordance with the provisions of Section 228 of the General Corporation Law of the State of Delaware.

RESOLVED, that the Certificate of Incorporation of this corporation be amended by changing Article 1 of the Company's Certificate of Incorporation, so that, as amended said Article shall be and read as follows:

"1. The name of the corporation is AEROFLEX COLORADO SPRINGS, INC."

THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 and 228 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, said AEROFLEX UTMC MICROELECTRONIC SYSTEMS INC. has caused this certificate to be signed by Leonard Borow, its President and Charles Badlato, its Assistant Secretary, this 29 day of August, 2003.

AEROFLEX UTMC MICROELECTRONIC SYSTEMS INC.

By:	/s/ Leonard Borow
Leonard Borow, President

ATTEST:
By:	/s/ Charles Badlato
Charles Badlato, Assistant Secretary